UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 31, 2024, the Board of Directors (the "Board") of Alamo Group Inc. (the "Company"), upon the recommendation of the Compensation Committee of the Board (the "Compensation Committee"), approved the acceleration of vesting of 2,529 shares of restricted stock awards granted to Michael A. Haberman pursuant to restricted stock award agreements between the Company and Mr. Haberman dated February 25, 2022, February 25, 2023, and February 25, 2024. The acceleration was in relation to Mr. Haberman's August 6, 2024 retirement as Executive Vice President of the Company's Industrial Equipment Division as previously disclosed in a Current Report on Form 8-K filed with the Securities Exchange Commission (the "SEC") on June 10, 2024. The Board also, upon the recommendation of the Compensation Committee, approved Mr. Haberman's ongoing eligibility to vest, on a pro-rata basis, in the performance share unit ("PSU") awards previously granted to Mr. Haberman for the 2022-2024 and 2023-2025 performance cycles, subject to the attainment of the underlying performance goals with respect to each performance cycle, resulting in Mr. Haberman’s eligibility to vest in approximately 87% of the 1,452 PSUs granted for the 2022-2024 performance cycle and 53% of the 1,335 PSUs granted for the 2023-2025 performance cycle.
Also on July 31, 2024, the Board, upon the recommendation of the Compensation Committee, approved the Company's Executive Vice President and Chief Financial Officer, Agnes Kamps, for inclusion in the Company's Supplemental Executive Retirement Plan ("SERP") as described in an exhibit filed with the Company’s most recent Annual Report on Form 10-K, with a Retirement Benefit of twenty percent of base salary as generally described in the SERP.
Item 8.01 Other Events
As announced by the Company in a Current Report on Form 8-K filed with the SEC on June 10, 2024, Kevin Thomas succeeds Michael A. Haberman and was appointed by the Board of the Company on July 31, 2024 as Executive Vice President of the Industrial Equipment Division of the Company, effective August 6, 2024. In connection with his appointment, on July 31, 2024 Mr. Thomas entered into a change in control agreement with the Company in the form generally applicable to executive officers of the Company, as filed as an exhibit to the Company’s most recent Annual Report on Form 10-K, at two times his annual salary. Additionally, on July 31, 2024, the Board, upon the recommendation of the Compensation Committee, approved Mr. Thomas for inclusion in the Company's SERP, with a Retirement Benefit of twenty percent of base salary as generally described in the SERP.

Item 9.01    Financial Statements and Exhibits
Exhibit 104 - Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 1, 2024	By: /s/ Edward T. Rizzuti
Edward T. Rizzuti,
Chief Legal Officer & Secretary